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                               EXHIBIT 3.1

                                  1994

                                 RESTATED

                       CERTIFICATE OF INCORPORATION

                                    OF

                            I.C.H. CORPORATION

                  (PURSUANT TO SECTION 245 OF THE GENERAL
                CORPORATION LAW OF THE STATE OF DELAWARE)

      I.C.H. Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

      FIRST: The name of the Corporation is I.C.H. Corporation. I.C.H. Corporation was originally incorporated under the name I.C.H., Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 22, 1977.

      SECOND: The Restated Certificate of Incorporation of the Corporation only restates and integrates, and does not further amend, the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation.

      THIRD: The Restated Certificate of Incorporation of the Corporation was duly adopted by the directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

      FOURTH: The test of the Certificate of Incorporation is hereby restated to read in its entirety as follows:

ARTICLE ONE.  The name of the Corporation is:

                            I.C.H. Corporation.

ARTICLE TWO. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.


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ARTICLE THREE.  The nature of the business or purpose for which the
Corporation is to be conducted or promoted is:

      To engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR. The total number of shares of stock that the Corporation is authorized to issue is Two Hundred Fifty Million (250,000,000) shares, of which Two Hundred Million (200,000,000) shares, with a par value of One Dollar ($1.00) per share, shall be designated "Common Stock"; and Fifty Million (50,000,000) shares, without par value, shall be designated "Series Preferred Stock."

      The designations, preferences, limitations and relative rights of the shares of each class of stock of the Corporation are as follows:

      A. COMMON STOCK. Except as otherwise provided by law or in this Article Four, all shares of Common Stock shall be identical in all respects and have equal rights and privileges. Subject to the rights, if any, of any series of Series Preferred Stock, these rights and privileges include, without limitation, the right to share ratably on a per share basis (i) in such cash, stock or other dividends and distributions as from time to time may be declared by the Board of Directors of the Corporation (the "Board of Directors") or by the Corporation with respect to the Common Stock and (ii) upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, in all distributions in assets or funds of the Corporation.

            1. VOTING. With respect to any matter on which the holders of Common Stock shall be entitled to vote, such holders shall be entitled to one vote for each outstanding share of Common Stock respectively owned of record by them.

      B. SERIES PREFERRED STOCK. Series Preferred Stock may be issued in one or more series. The designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each series of Series Preferred Stock shall be such as are stated and expressed herein, and to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated in a resolution or resolutions providing for the issuance, or affecting the terms, of Series Preferred Stock of such series adopted by the Board of Directors and filed in the Office of the Secretary of State of Delaware and recorded in the Office of the Recorder of New Castle County, Delaware, in accordance with the provisions of the Delaware General Corporation Law. Such resolution or resolutions, with respect


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to each series, shall (1) specify the series designation, (2) specify the stated value or capital value, if any, to be assigned to such series, which amount shall not be less than the amount to which each share of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (3) fix the dividend rate, if any, thereof, and stipulate whether or not dividends on such series shall be cumulative and if so the date from which they shall be cumulative, (4) fix the amount which the holders of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (5) state whether or not such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of the Corporation's Certificate of Incorporation, as amended from time to time (the "Certificate"), (i) designate the number of shares of such series which may be issued, (ii) provide for a sinking or purchase fund applicable to such series, (iii) grant voting rights to holders of shares of such series in addition to those required by the Delaware General Corporation Law and not inconsistent with such law or this Article Four, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Series Preferred Stock or other capital stock ranking equally therewith or with priority thereto as to dividends or liquidation rights, (v) impose conditions or restrictions upon the payment of dividends or the making of other distributions upon, or the redemption, purchase or acquisition of, shares of any Common Stock, Class B Common Stock or other capital stock ranking junior to such series of Series Preferred Stock as to dividends or liquidation rights, (vi) grant to the holders of such series as a class the right to convert shares of such series on the terms and at the conversion ratio fixed for such series, into shares of Common Stock or other capital stock of the Corporation ranking junior to such series as to dividends or distribution of assets on liquidation, (vii) prescribe the rights of the Corporation to reissue each series purchased or otherwise reacquired or redeemed or retired through the operation of a purchase or sinking fund or otherwise, or surrendered to the Corporation on conversion, (viii) grant such other special rights to the holders of shares of such series as shall not be inconsistent with the provisions of the Delaware General Corporation Law or this Article Four and (ix) impose such other qualifications, rights, preferences and restrictions as are not inconsistent with the Certificate or the provisions of the Delaware General Corporation Law. The phrase "fixed for such series" and any similar terms, when referring to a series of Series Preferred Stock, shall mean "stated and expressed in a resolution or resolutions providing for the issuance, or affecting the terms, of any series of Series Preferred Stock adopted by the Board of Directors and filed in the Office of the Secretary of State of the State of Delaware and the Office of the Recorder of New Castle County, Delaware."



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            1.    DIVIDENDS.  Subject to the conditions set forth herein,
unless otherwise fixed for such series, the holders of the Series Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for that purpose, preferential dividends in cash at the rate per annum, or in other property, fixed for such series, and such additional, participating or other dividends as may be fixed for such series. Unless otherwise fixed for such series, such dividends shall be payable on such date or dates as may be fixed by the Board of Directors (hereinafter severally referred to as a "dividend payment date") to holders of record on a date, not exceeding fifty days preceding each such dividend payment date, fixed for such series in advance of payment of each particular dividend. Preferential dividends (but not additional, participating or other dividends) on shares of the Series Preferred Stock shall accrue from the dividend payment date immediately preceding the date of issuance (unless the date of issuance shall be a dividend payment date, in which case they shall accrue from that date) or from such other date or dates as may be fixed for such series.

                  (a) Unless otherwise fixed for such series, each series of Series Preferred Stock shall rank on a parity with each other series of Series Preferred Stock, irrespective of series, with respect to preferential dividends at the respective rates fixed for such series, and no dividend shall be declared and paid or set apart for payment on Series Preferred Stock of any series unless at the same time a preferential dividend in like proportion to the preferential dividends accrued upon the Series Preferred Stock of each other series shall be declared and paid or set apart for payment, as the case may be, on Series Preferred Stock of each other series then outstanding. Unless otherwise fixed for such series, until preferential dividends at the rate fixed for each series shall be declared and paid or set apart for payment in full on all outstanding shares of Series Preferred Stock for all previous dividend periods and for the current dividend period, no dividends, additional dividends or participating dividends shall be declared or paid upon, and no assets shall be distributed to or set apart for, shares of any series of Series Preferred Stock, any Common Stock, Class B Common Stock or other capital stock of the Corporation. Unless otherwise fixed for such series, no shares of a series of Series Preferred Stock shall be purchased or redeemed by the Corporation, except for a sinking fund or funds, unless all preferential dividends on each then outstanding series of the Series Preferred Stock for all past and current dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart for payment. Unless otherwise fixed for such series, accrued and unpaid preferential dividends on the Series Preferred Stock shall not bear interest.

                  (b) Subject to the dividend rights of the holders of Series Preferred Stock, the holders of the outstanding shares of Common Stock and Class B Common Stock shall be entitled to receive such dividends as may be


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declared thereon from time to time by the Board of Directors, in its discretion, out of any assets of the Corporation at the time legally available for the payments of dividends; provided, however, that no dividends may be declared or paid on the Common Stock or Class B Common Stock unless at the same time the Board of Directors shall also declare and pay to the holders of the other such class of stock a per share dividend equal, in kind and amount, to the per share dividend paid or declared and set apart for payment to the holders of Common Stock or the Class B Common Stock, as the case may be.

                  (c) Subject to the preferential dividend rights of the holders of the Series Preferred Stock as a class, the holders of any series of Series Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for such purpose, such additional or participating dividends, if any, as may be fixed for such series.

                  (d) Unless otherwise fixed for such series, the term "accrued and unpaid dividends" as used in this Article Four with respect to the Series Preferred Stock shall mean "preferential dividends on all outstanding shares of a series of Series Preferred Stock at the rates respectively fixed for such series, from the respective dates from which such preferential dividends shall accrue to the date as of which accrued and unpaid dividends are being determined, less the aggregate of preferential dividends theretofore paid or declared and set apart for payment upon such outstanding Series Preferred Stock during such period."

            2. VOTING. Except as otherwise provided by law or by the provisions of this Article Four, the resolution of the Board of Directors providing for the issuance, or affecting the terms, of any series of Series Preferred Stock may, but need not, provide that the holders of such series of Series Preferred Stock have such voting rights as the Board of Directors shall determine; provided, however, that no series of Series Preferred Stock shall be authorized to vote as a class with the Class B Common Stock on any matter on which the Common Stock and Class B Common Stock vote as separate classes as required by law or the Certificate. In addition to any other voting rights, the Board of Directors may grant holders of any series of Series Preferred Stock the right to vote in the election of Common Stock Directors as provided in Section A.l. of this Article Four. The Board of Directors also may grant holders of any series of Series Preferred Stock the right to vote to elect one or more directors of the Corporation (the "Preferred Directors") if, but only to the extent, dividends on such series are in arrears for a period, in an amount, or upon such other terms and conditions as are fixed for such series. The election of any Preferred Director shall have the effect of enlarging the Board of Directors by the number of Preferred Directors elected. Unless otherwise fixed for such series, a Preferred Director may be removed, with or without cause, by vote of the


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holders of each series of Series Preferred Stock having the right to vote in the election of such Preferred Director, and any director appointed to fill a vacancy of a Preferred Director shall be appointed by the sole remaining Preferred Director or by a majority of the remaining Preferred Directors whether or not a quorum. Unless otherwise fixed for such series, all series of Series Preferred Stock that have the right to vote in the election of a Preferred Director shall vote together as a single class in the election or removal of any Preferred Director.

            3. CONVERSION. The Series Preferred Stock of any series may be convertible into shares of any class or series of capital stock of the Corporation ranking junior to such series as to dividends or distribution of assets on liquidation, except that Series Preferred Stock shall not be convertible into Class B Common Stock. Conversion of Series Preferred Stock of any series shall be permitted only if and in the manner and at the conversion ratio fixed for such series; provided, however, that as to any shares of any series of Series Preferred Stock that shall be subject to redemption and that shall have been called for redemption, any right of conversion shall terminate at the close of business on the third full business day before the date fixed for redemption, unless otherwise fixed for such series. At the time of the conversion, unless otherwise fixed for such series, no payment or adjustment need be made for accrued and unpaid dividends on any shares of any series of Series Preferred Stock that shall be converted or for dividends on any shares of the Corporation's capital stock that shall be issuable upon such conversion. Unless otherwise fixed for such series, all accrued and unpaid dividends on such shares of Series Preferred Stock up to the dividend payment date immediately preceding the date of conversion shall constitute a debt of the Corporation payable to the converting stockholder, and no dividend shall be paid upon any shares of Common Stock or Class B Common Stock until such debt shall be paid or sufficient funds set apart for the payment thereof. Unless otherwise fixed for such series, the Series Preferred Stock of any series that is convertible may be converted (subject to the above time limitation in the case of a call for redemption) only into full shares of the Corporation's capital stock, at the conversion ratio in effect for such series at the time of the conversion. Unless otherwise fixed for such series, no fraction of a share of such capital stock shall be issued upon any conversion, but, in lieu of such issuance, there shall be paid to any holder of shares of any series of Series Preferred Stock surrendered for conversion, as soon as practicable after the date such shares are surrendered for conversion, an amount in cash equal to the same fraction of the market value of a full share of such capital stock issuable upon conversion of such series. For such purpose, unless otherwise fixed for such series, the market value of a share of such capital stock shall be the closing price on the principal national securities exchange on which such capital stock is listed for trading, or if not so listed, on the National Association of Securities Dealers National Market System; or if no such closing price is available, at the average of the closing bid and asked prices reported on the National Association of


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Securities Dealers Automated Quotation System on the trading day immediately preceding the date upon which such conversion occurs; or in the absence of any of the foregoing, the fair market value as determined and set forth in a resolution adopted by the Board of Directors (whose determination shall be final and conclusive).

                  (a) The conversion ratio of any series of Series Preferred Stock shall be subject to adjustment in accordance with any anti-dilution provisions fixed for such series.

                  (b) Unless otherwise fixed for such series, any adjustment of the conversion ratio as provided in the resolution establishing such series shall remain in effect until further adjustment of the conversion ratio as required thereunder. Upon each such adjustment, unless otherwise fixed for such series, a written instrument, signed by an officer of the Corporation, setting forth such adjustment and a computation and a summary of the facts upon which it is based and the resolutions, if any, of the Board of Directors passed in connection therewith, shall forthwith be filed with the transfer agent or agents for the Series Preferred Stock and made available for inspection by the stockholders, and any adjustment so evidenced, made in good faith, shall be binding upon all stockholders and upon the Corporation.

                  (c) Unless otherwise fixed for such series, in order to convert shares of any series of Series Preferred Stock into shares of the Corporation's capital stock, the holder thereof shall surrender the certificate or certificates for shares of such series, duly endorsed to the Corporation or in blank, at the office of any transfer agent for the Series Preferred Stock (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at said office that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates for shares of such capital stock to be issued. Unless otherwise fixed for such series, the Corporation will, as soon as practicable thereafter, deliver at said office to such holder of the converted shares of Series Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of full shares of the Corporation's capital stock to which he shall be entitled as aforesaid and make payment for any fractional shares. Unless otherwise fixed for such series, shares of Series Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive shares of the Corporation's capital stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Corporation's capital stock on such date. Unless otherwise fixed for such series, all shares of any series of Series Preferred Stock that shall have been surrendered for conversion shall no longer be deemed to be outstanding and all


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rights with respect to such shares shall forthwith cease and terminate except only the right of the holder thereof to receive in exchange therefor full shares of the Corporation's capital stock and payment for any fractional shares. Unless otherwise fixed for such series, any shares of any series of Series Preferred Stock so converted shall be returned to the status of authorized but unissued shares of Series Preferred Stock without designation as to series and may be reissued as Series Preferred Stock of any future series to be designated by the Board of Directors.

                  (d) A number of authorized shares of capital stock of the Corporation sufficient to provide for the conversion of all series of Series Preferred Stock outstanding and having conversion rights shall at all times be reserved for conversion in accordance with the terms of the respective resolutions authorizing such series.

            4. LIQUIDATION. In the event of the liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be distributed among the holders of its capital stock in accordance with the following schedule of priorities and preferences:

                  (a) Unless otherwise fixed for such series, there shall be paid to the holders of Series Preferred Stock from any available assets such preferential amounts, in cash or other property, as may be fixed respectively for each such series, plus in each case a further amount per share equal to all accrued and unpaid dividends thereon, all of which shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, holders of Common Stock or Class B Common Stock; provided, however, that unless otherwise fixed for such series, no such payment shall be made to holders of shares of any series of the Series Preferred Stock unless at the same time the respective preferential amounts to which the shares of each other series of the Series Preferred Stock are entitled shall likewise be paid or set apart for payment to holders of shares of each such other series. In the event the assets of the Corporation available for distribution to the holders of Series Preferred Stock shall be insufficient to permit payment to the holders of all series of Series Preferred Stock of the full preferential amount or amounts, then unless otherwise fixed for such series, the entire remaining assets shall be distributed to the holders of all series of the Series Preferred Stock in amounts in like proportion to the respective preferential amounts to which they are entitled.

                  (b) After the amounts provided for by Section B.4.(a) have been paid or distributed, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock, the Class B Common Stock, and any series of Series Preferred Stock or other capital stock of the


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Corporation that ranks on parity with the Common Stock and Class B Common
Stock as to distribution of assets on liquidation, pro rata on a per share basis.

                  (c) Unless otherwise fixed for a series of Series Preferred Stock, neither the consolidation nor merger of the Corporation into or with another corporation or corporations, nor the merger or consolidation of another corporation or corporations with or into the Corporation, nor a reorganization of the Corporation, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the capital stock of the Corporation, nor a sale or transfer of the property and business of the Corporation as, or substantially as, an entity, shall be deemed a liquidation, dissolution, or winding up of the affairs of the Corporation, within the meaning of any of the provisions of this Article Four.

            5. REDEMPTION. Subject to the limitations of this Article Four, the Series Preferred Stock of any series, to the extent, if any, fixed for such series, may be redeemed at the option of the Corporation at any time or from time to time at such redemption price or prices per share as may be fixed for such series plus, in each case and unless otherwise fixed for such series, an amount equal to accrued and unpaid dividends thereon to the date designated for redemption or to such other date, and upon such other terms not inconsistent herewith, as may be fixed for such series. In the event that at any time less than all the Series Preferred Stock of any series is to be redeemed, the shares to be redeemed may be selected pro rata, or by lot, or by such other equitable method as may be determined by the Board of Directors. Unless otherwise fixed for such series, notice of redemption shall be mailed or caused to be mailed by the Corporation, addressed to each holder of record of shares to be redeemed, at his last address as the same appears on the books of the Corporation at least 30 days before the date designated for redemption. Unless otherwise fixed for such series, if such notice of redemption shall have been duly mailed, for such shares, and if on or before the redemption date designated in such notice, all funds necessary for such redemption shall have been irrevocably set aside by the Corporation in trust for the account of the holders of the shares of one or more series of Series Preferred Stock to be redeemed, so as to be available therefor, then, from and after the setting aside of such funds and the mailing of such notice, notwithstanding that any certificate for shares of any series of Series Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and the holder of such certificate or certificates shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive the redemption price thereof, without interest, upon the surrender of such certificate or certificates and the right, if and to the extent fixed for such series by the resolution of the Board of Directors providing for the issuance of shares of the series, to convert such shares, on or before the close


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of business on the third full business day before the date designated for redemption, into other capital stock of the Corporation, and after the date designated for redemption such shares shall not be transferable on the books of the Corporation except to the Corporation. Unless otherwise fixed for such series, any moneys so set aside in trust by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall be repaid to the Corporation, after which repayment, holders of the shares so called for redemption shall look only to the Corporation for repayment thereof. Unless otherwise fixed for such series, any shares of any Series Preferred Stock so redeemed shall be returned to the status of authorized but unissued shares of Series Preferred Stock so redeemed shall be returned to the status of authorized but unissued shares of Series Preferred Stock without designation as to series and may be reissued as Series Preferred Stock of any future series designated by the Board of Directors.

            6. AUTHORIZED SHARES. The number of authorized shares of the Series Preferred Stock or of any particular series may be increased or decreased by the affirmative vote of the holders of a majority of the shares of Common Stock and Class B Common Stock.

      C. SERIES 1984-A PREFERRED STOCK. At a meeting duly held on October 8, 1984, the Board of Directors of the Corporation duly adopted the following resolutions (with recitals therein accurate at and as of such date) designating a new series of Series Preferred Stock of the Corporation:

      WHEREAS, the Corporation's Certificate of Incorporation, as amended (the "Certificate"), now authorizes the issuance of 9,000,000 shares of common stock, with a par value of $1.00 per share ("Common Stock"), and 5,000,000 shares of series preferred stock, without par value ("Series Preferred Stock"); and

      WHEREAS, Article Four of the Certificate now expressly vests in the Board of Directors the authority to fix by resolution or resolutions providing for the issuance of the Series Preferred Stock the stated or capital value, voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon of the shares of Series Preferred Stock that are not fixed by the Certificate; and

      WHEREAS, the Corporation desires to create a new series of Series Preferred Stock.

      NOW, THEREFORE, be it



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      RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate, unissued shares of the Series Preferred Stock hereby are classified and authorized for issuance, and the designation and number and the voting powers, designations, preferences and relative, participating, optional and other special rights of such shares, and the qualifications, limitations and restrictions of such shares, hereby are fixed as follows:

            1. NUMBER AND DESIGNATION. A series of 541,563 shares of the Series Preferred Stock hereby is established and designated Series 1984-A Preferred Stock (the "Series 1984-A Preferred Stock"). The Board of Directors may, from time to time, by duly adopted resolution, increase or decrease the number of shares of Series 1984-A Preferred Stock so designated.

            2. STATED VALUE. The stated value of each share of Series 1984-A Preferred Stock shall be $41.07.

            3.    VOTING PROVISIONS.  The holders of shares of Series
1984-A Preferred Stock shall have the right to one vote per share, as a single class with the Common Stock, whether nor or hereafter issued, on all matters submitted to a vote of the holders of the Common Stock. Nothing contained in this SECTION 3 shall prevent the creation of one or more additional series of Series Preferred Stock which have the right to vote with the Series 1984-A Preferred Stock and the Common Stock as a single class on all or particular matters submitted to a vote of the holders of the Common Stock.

            4.    DIVIDEND PROVISIONS.  The holders of Series 1984-A
Preferred Stock, in preference and priority to the holders of Common Stock and Class B Common Stock and any other shares of the Company's capital stock ranking junior to the Series 1984-A Preferred Stock as to dividends or liquidation rights, whether now or hereafter issued ("Junior Stock"), shall be entitled to receive, when and as declared by the Board of Directors, 12% cash dividends at the rate of $4.93 per share per calendar year, and no more. Such dividends shall be payable quarterly, commencing January 1, 1985, on the first days of January, April, July and October of each year ("Dividend Payment Dates"), to holders of record of shares of Series 1984-A Preferred Stock at the close of business on such date preceding the respective Dividend Payment Date as may be fixed by the Board of Directors in a manner consistent with the Certificate and the laws of the State of Delaware.

                  (a) Dividends on Series 1984-A Preferred Stock shall accumulate and be cumulative from the date of original issuance, whether or not in any quarterly dividend period there are funds of the Corporation legally available for payment.


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







                  (b) For so long as any Series 1984-A Preferred Stock is outstanding, the Corporation shall not declare or pay any dividend or distribution upon any class of Junior Stock unless all current and accumulated cash dividends have been paid or declared and set apart for payment upon all outstanding shares of the Series 1984-A Preferred Stock.

                  (c) For so long as any Series 1984-A Preferred Stock shall be outstanding, the Corporation shall not purchase, redeem, or otherwise acquire any shares of any Junior Stock, nor shall any funds be set apart or made available for any sinking fund for the purpose or redemption of any Junior Stock, unless all current and accumulated cash dividends have been paid or declared and set apart for payment upon all outstanding shares of the Series 1984-A Preferred Stock.

                  (d) Cash dividends payable on the Series 1984-A Preferred Stock shall be computed for each full quarterly dividend period by dividing the annual rate by four and, for any period less than a full quarterly dividend period, by multiplying such quarterly dividend by a fraction, the numerator of which is the actual number of days elapsed in the quarter and the denominator of which is the actual number of days in the quarter, in each case including the Dividend Payment Date.

            5. REDEMPTION PROVISIONS. The Series 1984-A Preferred Stock may be redeemed by the Corporation, as hereinafter provided, in whole or in part, at a cash redemption price equal to its stated value of $41.07 per share, plus current and accumulated unpaid cash dividends to the date fixed for redemption, whether or not earned, declared or in arrears.

                  (a) No redemption of the Series 1984-A Preferred Stock may be made before the fourth anniversary of the date of issuance of the shares called for redemption. Commencing on the January 1 first occurring four years after issuance of any Series 1984-A Preferred Stock, the Corporation may call for mandatory redemption, during that calendar year and each calendar year thereafter, a number of shares of Series 1984-A Preferred Stock equal to 20% of the aggregate number of shares of Series 1984-A Preferred Stock which on such January 1 had been outstanding more than four years. The right of mandatory redemption granted in this SECTION 5(A) shall be cumulative from year to year.

                  (b) If less than all of the Series 1984-A Preferred Stock is to be so redeemed, the redemption shall be made in such amount and by such method, either by lot or PRO RATA, and subject to such provisions of convenience, as shall from time to time be determined by the Board of Directors.

                  (c) Notice of any such redemption shall be mailed or caused to be mailed by the Corporation, postage prepaid, not less than 30 days before the date fixed for redemption, to each holder of record of the shares of Series 1984-A Preferred Stock to be redeemed at his address, as the same shall appear upon the books of the Corporation, stating such election on the part of the Corporation, and that on the redemption date there will become due and payable upon each of the shares of Series 1984-A Preferred Stock to be redeemed, at the place specified in such notice, the redemption price of $41.07 per share, plus current and accumulated unpaid dividends as provided in this SECTION 5. Any failure by the Corporation to cause proper notice to be given shall not affect the validity of the proceedings for such redemption except as to the stockholder who was not notified properly.

                  (d) If on or before the date fixed for redemption the Corporation shall deposit with any of the Corporation's transfer agents and registrars, as a trust fund for the benefit of the respective holders of the shares of Series 1984-A Preferred Stock to be redeemed, sums sufficient to redeem such shares of Series 1984-A Preferred Stock called for redemption with irrevocable instructions and authority to such transfer agent and registrar to give or complete notice of redemption in the name of the Corporation required by this SECTION 5 and to pay on or after the date fixed for such redemption, to the respective holders of such shares of Series 1984-A Preferred Stock, the redemption price thereof upon the surrender of the certificates representing the shares of Series 1984-A Preferred Stock so called for redemption, then from and after the time of such deposit, although before the date fixed for redemption, such shares of Series 1984-A Preferred Stock so called for redemption shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of such shares of Series 1984-A Preferred Stock to the respective holders thereof, and such shares of Series 1984-A Preferred Stock shall no longer be deemed to be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares of Series 1984-A Preferred Stock and shall have no rights with respect thereto, except only the right to receive from such transfer agent and registrar payment of the redemption price of such shares of Series 1984-A Preferred Stock, without interest, upon surrender of the certificates representing the shares of Series 1984-A Preferred Stock so called for redemption and the right to convert such shares into shares of Common Stock, as provided in SECTION 7 below, on or before the close of business on the third full business day before the date fixed for redemption. Money so deposited and unclaimed at the end of six years shall be repaid to the Corporation and thereafter holders of such shares of Series 1984-A Preferred Stock called for redemption shall look only to the Corporation for payment.

                  (e) All shares of Series 1984-A Preferred Stock redeemed by the Corporation or which may otherwise be acquired by the Corporation shall be returned to the status of authorized and unissued shares of Series Preferred Stock without any series designation or any powers, preferences or other rights or limitations except as may be subsequently fixed by resolution or resolutions adopted by the Board of Directors.

            6. LIQUIDATION PROVISIONS. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, resulting in any distribution of the Corporation's assets to its stockholders, before any distribution or payment shall be made to the holders of Junior Stock, the holders of the shares of Series 1984-A Preferred Stock shall be entitled to be paid in cash the sum of $41.07 for each share of Series 1984-A Preferred Stock, plus all current and accumulated unpaid cash dividends that such holder would otherwise have been entitled to receive to the date of distribution. If the assets of the Corporation distributable to the holders of shares of Series 1984-A Preferred Stock or to the holders of shares of capital stock of the Corporation ranking in parity with the Series 1984-A Preferred Stock with respect to preferences upon liquidation are insufficient for the payment to them of the full preferential amount described above, the entire remaining assets shall be distributed to the holders of all shares of the Series Preferred Stock in amounts in like proportion to the respective preferential amounts to which they are entitled.

            7. CONVERSION. The holders of shares of Series 1984-A Preferred Stock shall have the right, at their option, to convert all or any part of such shares into shares of Common Stock at any time on, and subject to, the following terms and conditions:

                  (a) The number of shares or percentage of a single share of Common Stock (calculated to the nearest 1/100th of a share) issuable upon conversion of each share of Series 1984-A Preferred Stock shall be equal to the $41.07 stated value of a share of Series 1984-A Preferred Stock divided by the conversion price in effect at the time of conversion as hereinafter provided. The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") initially shall be $77.875 per share of Common Stock, subject to adjustment from time to time in certain instances as hereinafter provided.

                  (b) Upon conversion the Corporation shall make no payment or adjustment on account of current or accumulated cash dividends on the shares of Common Stock issuable upon, or the Series 1984-A Preferred Stock surrendered for, conversion whether or not earned, declared or in arrears, but all accrued and unpaid dividends on such shares of Series 1984-A Preferred Stock, up to the Dividend Payment Date immediately preceding the date of conversion, shall constitute a debt of the Corporation payable to the converting stockholder in accordance with the Certificate.

                  (c) In the event of a call for redemption of any shares of Series 1984-A Preferred Stock, such right of conversion, as to the shares designated for redemption, shall continue up to the close of business on the third full business day before the date fixed for redemption and such right of conversion shall thereupon terminate; provided, however, that if the Corporation shall default in the payment of the redemption price on the date fixed for redemption, such right of conversion shall continue past the date fixed for redemption.

                  (d) Before any holder of shares of Series 1984-A Preferred Stock shall be entitled to convert any such shares into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares at the office of any transfer agent of the Corporation for the Series 1984-A Preferred Stock, or at the office of the Corporation if there shall then be no transfer agent for the Series 1984-A Preferred Stock, duly endorsed to the Corporation in blank or accompanied by proper instruments of transfer to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of Series 1984-A Preferred Stock, and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for shares of the Common Stock to be issued.

                  (e) The Corporation shall, as soon as practicable after such surrender of certificate(s) for shares of Series 1984-A Preferred Stock as above provided, deliver to the holder or the holder's designee, upon the written order of the holder of the certificate(s) so surrendered, certificates for the number of full shares of Common Stock to which such holder shall be entitled as herein provided, together with cash in respect of any fraction of a share as hereinafter provided, and, if only a part of such shares of Series 1984-A Preferred Stock is converted, a certificate or certificates for the unconverted shares of Series 1984-A Preferred Stock. Such conversions shall be deemed to have been made as of the date of such surrender of shares of Series 1984-A Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable on conversion of such shares shall be treated for all purposes as having become the record holder or holders of such Common Stock on said date.

                  (f) The Conversion Price in effect at any time shall be subject to adjustment as follows:

                        (i) In case the Corporation shall (A) declare a dividend on the Common Stock in shares of its capital stock, (B) subdivide outstanding shares of Common Stock, (C) combine outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of any of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the surviving or continuing corporation) any shares of its capital stock, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any share of the Series 1984-A Preferred Stock surrendered for conversion after such time shall be entitled to receive the kind and amount of shares that he would have owned or would have been entitled to receive had such share of the Series 1984-A Preferred Stock been converted immediately before such time. Such adjustment shall be made successively whenever any event listed above shall occur.

                        (ii) In case the Corporation shall issue rights or warrants to all holders of the Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in paragraph (iv) below) on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately before such date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the opening of business on the business day following the date fixed for such determination. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be as determined and set forth in a resolution adopted by the Board of Directors, whose determination shall be final and conclusive.

                        (iii) In case the Corporation shall distribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the surviving or continuing corporation) evidences of its indebtedness or assets (excluding dividends or other distributions paid out of earned surplus) or subscription rights or warrants (excluding those referred to in paragraph (ii) above), the Conversion

Price in effect immediately before the date fixed for the determination of stockholders entitled to receive such distribution shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately before the close of business on such date by a fraction, of which the numerator shall be the Current Market Price per share on the date fixed for such determination less the then fair market value (as determined and set forth in a resolution adopted by the Board of Directors, whose determination shall be final and conclusive) of the portion of the assets or evidences of indebtedness or such rights or warrants so distributed, attributable to one share of Common Stock, and the denominator shall be such Current Market Price per share. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately before the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                        (iv) For the purpose of any computation under paragraphs (ii) and (iii) above, the "Current Market Price" on any date shall be deemed to be the closing price per share of Common Stock of the Corporation on the principal national securities exchange on which the Common Stock is listed or, if not so listed, on the National Association of Securities Dealers National Market System; or if no such closing price is available, at the average of the closing bid and asked prices reported on the National Association of Securities Dealers Automated Quotation System; or in the absence of any of the foregoing, the market value as determined and set forth in a resolution adopted by the Board of Directors (whose determination shall be final and conclusive).

                        (v)  Notwithstanding the provisions of subparagraphs
(i) through (iii) above, no adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 7(F) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                        (vi) Whenever the Conversion Price is adjusted as provided in this SECTION 7 the Corporation shall file promptly with the transfer agent or transfer agents for the Common Stock and the Series 1984-A Preferred Stock a certificate of an officer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail a computation and a summary of the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Corporation for any shares of Common Stock issued or deemed to have been issued, and a copy of the resolutions, if any, adopted by the Board of Directors in connection with such adjustment. Such certificate shall be made available for inspection by the stockholders of the Corporation and any adjustment so evidenced, made in good faith, shall be binding upon the Corporation and the holders of the outstanding shares of Series 1984-A Preferred Stock.

                  (g) In case of recapitalization or reorganization of the Corporation, or in case of the consolidation or merger of the Corporation with or into any other corporation (other than a consolidation or merger in which the Corporation is the surviving or continuing corporation), or in case of any sale or transfer of all or substantially all assets of the Corporation, the holder of each share of the Series 1984-A Preferred Stock upon such recapitalization, reorganization, consolidation, merger, sale or transfer shall have the right to convert such share of the Series 1984-A Preferred Stock into the kind and amount of securities, cash and other property which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer if he had held the Common Stock issuable upon the conversion of such share of the Series 1984-A Preferred Stock immediately before such recapitalization, reorganization, consolidation, merger, sale or transfer.

                  (h) In the event that at any time, as a result of any adjustment made pursuant to SECTION 7(F)(I) or 7(G), the holder of any share of the Series 1984-A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any securities other than shares of Common Stock, the amount of such other securities so receivable upon conversion of any share of the Series 1984-A Preferred Stock shall be subject to the provisions with respect to the Common Stock respectively contained in
SECTION 7(F) and 7(G), and the provisions of this SECTION 7(H) with respect to the Common Stock shall apply on like terms to any such other securities.

                  (i) In case at any time the Corporation shall propose to effect any of the transactions referred to in SECTION 7(F) or 7(G) above, or to effect the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in each such case, the Corporation shall cause to be filed with the transfer agent or transfer agents for the Series 1984-A Preferred Stock and shall cause to be mailed, first class postage prepaid, to the holders of record of the outstanding shares of Series 1984-A Preferred Stock, at least 10 days before the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of determining the stockholders entitled to any distribution or rights, or, if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such distribution or rights are to be determined, provided, however, that no such notification need be made in respect of a record date for any such distribution or rights unless the corresponding adjustment required in the Conversion Price would be an increase or decrease of at least 1%, or (y) the date on which any such other transaction or dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock of the Corporation shall be entitled to exchange their Common Stock for securities or other property deliverable upon such transaction, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such transaction or dissolution, liquidation or winding up.

                  (j) The Corporation shall at all times reserve for issuance the actual number of full shares of Common Stock then issuable upon the conversion of all outstanding shares of the Series 1984-A Preferred Stock.

                  (k) The Corporation shall not be required to pay any taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of the Series 1984-A Preferred Stock pursuant hereto, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

      D. $1.75 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, SERIES 1986-A. At meetings duly held on October 7, 1986, November 4, 1986, and March 17, 1987, the Board of Directors of I.C.H. Corporation (the "Company"), and a duly authorized committee thereof, duly adopted the following resolutions (with recitals therein accurate at and as of March 17, 1987) designating a new series of Series Preferred Stock of the Company:

      WHEREAS, the Company's Certificate of Incorporation, as amended (the "Certificate"), now authorizes the issuance of 99,900,000 shares of Common Stock, with a par value of $1.00 per share, 100,000 shares of Class B Common Stock (herein so called), with a par value of $1.00 per share, and 50,000,000 shares of Series Preferred Stock (herein so called), without par value and issuable from time to time in one or more series as determined by the Board of Directors; and

      WHEREAS, Article Four of the Certificate expressly vests in the Board of Directors the authority to fix by resolution or resolutions providing for the issuance of the Series Preferred Stock the stated or capital value, dividend rate, voting powers, designations, preferences, and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of Series Preferred Stock that are not fixed by the Certificate; and

      WHEREAS, the Board of Directors has designated and issued, by resolution originally adopted on October 8, 1984, 541,563 shares of Series

1984-A Preferred Stock (herein so called), with a stated value of $41.07 per share; and

      WHEREAS, the Company desires to designate and establish a new series of Series Preferred Stock.

      NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate, the Company's issuance of 8,000,000 shares of a new series of the Series Preferred Stock is hereby authorized, and that the powers, designations, preferences, and relative, participating, optional and other special rights, as well as the qualifications, limitations and restrictions, of such shares (in addition to the powers, designations, preferences and rights set forth in, and the qualifications, limitations and restrictions imposed by, the Certificate with respect to the Series Preferred Stock) hereby are fixed and determined by the Board of Directors, as follows:

            1.    DESIGNATION, NUMBER AND STATED VALUE.  The series of
Series Preferred Stock authorized and established hereby is designated as the $1.75 Convertible Exchangeable Preferred Stock, Series 1986-A (hereinafter called "this Series"). The number of shares of this Series shall be 8,000,000. The stated value of each share of this Series shall be $25.00, and each share of this Series shall be validly issued and fully paid upon receipt by the Company of legal consideration in an amount at least equal to such stated value and shall not thereafter be assessable.

            2. DIVIDENDS. The holders of outstanding shares of this Series shall be entitled to receive, when and as declared by the Board of Directors out of assets of the Company legally available for payment, annual cash dividends at the rate of $1.75 per share, and no more, payable in equal quarterly installments on the 1st calendar day of March, June, September, and December in each year (unless such day is a non-business day, in which event on the next business day thereafter), commencing March 1, 1987 [each such payment date being hereinafter called a "Dividend Date" and each regular quarterly or shorter (in the case of the first such period) period ending with a Dividend Date being hereinafter called a "Dividend Period"; the term "Dividend Period," when used with respect to any Parity Dividend Stock, as hereinafter defined, also shall mean each dividend accrual period ending on a regular date for the payment of cumulative dividends on such Parity Dividend Stock]. Such dividends shall be cumulative and shall accrue from the first date of issuance of any shares of this Series (the "Issue Date"), whether or not in any Dividend Period the Company has assets legally available for payment thereof. Dividends payable on shares of this Series (i) as of March 1, 1987, (ii) on any Redemption Date (as defined in Section 5 below) not occurring on a regular Dividend Date or (iii) on any final distribution date relating to a dissolution, liquidation or winding up of the Company and not occurring on a regular Dividend Date shall be calculated on the basis of the actual number of days elapsed, (including the Redemption Date or final distribution date) over a 365-day period. Declared dividends on outstanding shares of this Series shall be payable to record holders thereof as they appear on the stock register of the Company at the close of business on the 15th day of the month preceding the respective Dividend Date or on such other record date as may be fixed by the Board of Directors in advance of a Dividend Date, provided that no such record date shall be less than 10 or more than 60 calendar days preceding such Dividend Date.

      If at any time full cumulative dividends payable for all past Dividend Periods have not been or are not contemporaneously declared and paid or set apart for payment on outstanding shares of this Series and any other stock ranking on a parity as to dividend rights with this Series (the "Parity Dividend Stock"), all dividends declared and paid or set apart for payment on outstanding shares of this Series and the Parity Dividend Stock shall be declared and paid or set apart for payment pro rata so that the amount of such dividends per share of this Series and the Parity Dividend Stock shall in all cases bear to each other the same proportions that the respective accrued and unpaid dividends per share on this Series and the Parity Dividend Stock bear to each other. Unless full cumulative dividends payable on outstanding shares of this Series and Parity Dividend Stock for all past Dividend Periods have been or contemporaneously are declared and paid or set apart for payment, (a) no dividends shall be declared and paid or set apart for payment on the Common Stock (as defined in Section 8 below), Class B Common Stock, Series 1984-A Preferred Stock or any other class or series of stock of the Company ranking junior to this Series as to dividend rights (collectively, the "Junior Dividend Stock") except for dividends payable in shares of Junior Dividend Stock, and (b) no shares of Junior Dividend Stock shall be redeemed, purchased or otherwise acquired by the Company for value except as a result of conversion into or exchange for, or with the proceeds from the sale of, other shares of Junior Dividend Stock; provided, however, that, subject to the provisions of Subsection 3(c) below, the Company shall have the right to redeem, purchase or otherwise acquire under any circumstances shares of any class or series of its stock (including the Series Preferred Stock) other than the Junior Dividend Stock.

            3. VOTING. The shares of this Series shall not have any voting powers or rights whatsoever, except for such voting powers as are required by law or as are granted by this Section 3, as follows:

                  (a) At any time or times that dividends payable on outstanding shares of this Series or any Parity Dividend Stock shall have been in arrears and remain unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six Dividend Periods (a "Dividend Default"), then the holders of record of outstanding shares of this Series and the Parity Dividend Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect two Preferred Directors (as defined in the Certificate) who shall be in addition to the directors constituting the Board of Directors immediately before such election. The vote (at an annual meeting of the Company's stockholders) of the record holders of a majority of the outstanding shares of this Series and the Parity Dividend Stock, voting together as a single class without regard to series, then present and voting (in person or by proxy), or the execution of a written consent by the record holders of a majority of the outstanding shares of this Series and the Parity Dividend Stock then entitled to vote, shall be sufficient to nominate or elect any such Preferred Directors. The holders of a majority of the issued and outstanding shares of the voting class, present in person or represented by proxy, shall constitute a quorum at any meeting for the election of Preferred Directors. The voting rights provided by this Subsection 3(a) shall continue until such time as all accrued and unpaid dividends for all past Dividend Periods on outstanding shares of this Series and the Parity Dividend Stock shall have been declared and paid or set aside for payment in full, at which time such voting rights shall terminate subject to revesting in the event any subsequent Dividend Default shall occur and be continuing. Such Preferred Directors shall be Independent Directors (as defined in the Certificate) and shall serve as such until the earlier occurrence of the election of their respective successors or the termination of the voting rights of holders of shares of this Series and the Parity Dividend Stock as provided in the preceding sentence. So long as a Dividend Default shall continue, any vacancy in the office of such a Preferred Director may be filled by the remaining Preferred Director; provided, however, that any Preferred Director may be removed (with or without cause), and any vacancy resulting from such removal shall be filled, by vote (at an annual meeting of the Company's stockholders) of the record holders of a majority of the outstanding shares of this Series and the Parity Dividend Stock, voting together as a single class without regard to series, then present and voting (in person or by proxy), or the execution of a written consent by the record holders of a majority of the outstanding shares of this Series and the Parity Dividend Stock then entitled to vote.

                  (b) So long as any shares of this Series are outstanding, the Company shall not, directly or through merger or consolidation with any other corporation:

                        (i) without the consent of the holders of at least 66-2/3% of all shares at the time outstanding of this Series and any other series of Series Preferred Stock ranking on a parity with this Series as to dividend and liquidation rights (the "Parity Preferred Stock"), voting together as a single class without regard to series, given in person or by proxy, either in writing or by a vote at an annual meeting of the Company's stockholders or at a special meeting called for the purpose, authorize, create or designate any shares of any class or series of preferred stock of the Company ranking senior to the shares of this Series as to dividend or liquidation rights;

                        (ii) without the consent of the holders of at least 66-2/3% of all shares at the time outstanding of this Series, given in person or by proxy, either in writing or by a vote at an annual meeting of the Company's stockholders or a special meeting called for the purpose, amend, alter or repeal any of the preferences, rights, powers or privileges given to shares of this Series by the provisions of the Certificate, by this Certificate of Designation, or otherwise, so as to affect adversely such preferences, rights, powers or privileges; or

                        (iii) without the consent of the holders of at least a majority of all shares at the time outstanding of this Series and the Parity Preferred Stock, voting together as a single class without regard to series, given in person or by proxy, either in writing or by a vote at an annual meeting of the Company's stockholders or at a special meeting called for the purpose, authorize, create or designate any shares of any class or series of preferred stock of the Company ranking on a parity with this Series as to dividend or liquidation rights.

                  (c) Unless all accrued and unpaid dividends for all past Dividend Periods on outstanding shares of this Series have been declared and paid or set aside for payment in full, the Company shall not redeem or purchase less than all outstanding shares of this Series (except through an offer made on the same terms to all holders of outstanding shares of this Series) without the consent of the holders of at least a majority of all shares at the time outstanding of this Series, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose.

                  (d) In each case in which the vote or consent of holders of shares of this Series is required by law or is granted by this Section 3, such holders shall be entitled to one vote for each outstanding share of this Series respectively owned of record by them. With respect to any matter (other than a matter provided for above in this Section 3) on which the Series Preferred Stock is entitled to vote by law, the Series Preferred Stock will vote as a single class with the Common Stock unless otherwise required by law.

            4. LIQUIDATION. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of outstanding shares of this Series shall be entitled to receive out of the assets of the Company available for distribution to stockholders, before any payment or distribution of assets shall be made to holders of the Common Stock, Class B Common Stock, Series 1984-A Preferred Stock or any other class or series of stock of the Company ranking junior to this Series as to liquidation rights (collectively, the "Junior Liquidation Stock"), cash liquidating distributions in the amount of the stated value of $25.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares of this Series accrued and unpaid thereon to the date of final distribution. Neither the consolidation nor merger of the Company into or with another corporation or corporations, nor the merger or consolidation of another corporation or corporations with or into the Company, nor a reorganization of the Company, nor the purchase or redemption of all or part of the outstanding shares of any class or series of capital stock of the Company, nor a sale or transfer of the property and business of the Company as, or substantially as, an entity, shall be deemed a liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, within the meaning of this Section
4. After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section 4, the holders of shares of this Series as such shall have no right or claim to, and shall not be entitled to participate further in any distribution of, the remaining assets of the Company. In the event the assets of the Company available for distribution to stockholders upon any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all preferential amounts to which holders of shares of this Series and each series of Series Preferred Stock ranking, as to liquidation rights, on a parity with this Series are entitled, the holders of all such shares shall participate ratably in any distribution of assets of the Company in proportion to the respective full preferential amounts to which holders of all such shares would be entitled to receive upon such dissolution, liquidation or winding up if all such amounts were then available for distribution.

            5.    OPTIONAL REDEMPTION.

                  (a) The shares of this Series are redeemable, at any time as a whole or (subject to the provisions of Subsection 3(c) hereof) from time to time in part, on or after December 1, 1988, at the option of the Company exercisable by resolution of the Board of Directors, at the following redemption prices per share, plus in each case accrued and unpaid dividends to the date fixed for redemption by the Board of Directors (the "Redemption Date"), if redeemed during the 12-month period beginning December 1 of the years indicated below:


            YEAR         PRICE            YEAR                     PRICE
            ----         -----            ----                     -----
            1988        $26.400           1993                    $25.525
            1989         26.225           1994                     25.350



            1990         26.050           1995                     25.175
            1991         25.875           1996 (and thereafter)    25.000
            1992         25.700


                  (b) If the Company shall elect to redeem shares of this Series, notice of such redemption (the "Redemption Notice") shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 calendar days before the Redemption Date, to each holder of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Company. Each Redemption Notice shall state the Redemption Date; the number of shares of this Series to be redeemed and, if fewer than all shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder and (if deemed appropriate by the Company) the number(s) of the certificate(s) representing such shares; the redemption price per share; and the place or places where certificates for such shares are to be surrendered for payment of the redemption price. Neither the failure by the Company to cause proper Redemption Notice to be given, nor any defect in the Redemption Notice, shall affect the legality or validity of proceedings for such redemption.

                  (c) Upon surrender in accordance with the Redemption Notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require), such shares shall be redeemed by the Company at the redemption price specified in the Redemption Notice; provided, however, that if on or before the Redemption Date all funds necessary for the redemption shall have been irrevocably set aside by the Company in trust for the account of the holders of the shares of this Series called for redemption, then from and after the mailing of the Redemption Notice and the setting aside of such funds (provided that the provisions of Subsection 3(c) above do not preclude such redemption), notwithstanding that any certificate for any such shares has not been surrendered, all shares of this Series called for redemption shall be deemed to have been redeemed and shall cease to be outstanding, and all rights of the holders thereof as stockholders of the Company, except the right to receive the respective redemption price (including accrued and unpaid dividends to the Redemption Date but without interest) upon surrender of their stock certificates and the right to convert such shares of this Series in accordance with and subject to the provisions of Section 6, shall cease and terminate. If less than all outstanding shares of this Series are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata, as the Company's Board of Directors may determine, from outstanding shares of this Service not previously called for redemption. If less than all shares owned by a stockholder shall be redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            6.    CONVERSION.

                  (a) Subject to and upon compliance with the provisions of this Section 6, each holder of outstanding shares of this Series shall have the right, at his option exercisable at any time before the close of business on the third full business day before any Redemption Date with respect to any such shares (unless the Company shall thereafter default in the payment of the redemption price therefor) or before the close of business on the Exchange Date (as defined in Section 7), to convert any or all of his outstanding shares of this Series into that number of duly authorized, validly issued, fully paid and nonassessable whole shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as shall be obtained by dividing the stated value of the shares of this Series to be converted by the Conversion Price then in effect. As used in this Certificate of Designation, "Conversion Price" shall mean the price at which one whole share of Common Stock will be issued upon conversion of outstanding shares of this Series pursuant to this Section 6. The Conversion Price shall initially be $32.50, but shall be subject to adjustment or reduction as provided in this Section 6.

                  (b) In order to exercise the conversion privilege, any holder of outstanding shares of this Series to be converted: (i) shall surrender the certificate or certificates for such shares during regular business hours at the office or agency maintained by the Company in the City of New York, Borough of Manhattan or at such other offices or agencies as the Company may determine (a "Conversion Agent"), which certificate or certificates shall be duly endorsed or accompanied by proper instruments for transfer to the Company or in blank and shall be accompanied by payment of all amounts owed to the Company as provided in Subsection 6(o) below; (ii) shall give written notice to the Company at said office or agency that he elects so to convert such shares of this Series; and (iii) shall state in writing therein the name or names (with address or addresses) in which he desires the certificate or certificates for shares of Common Stock to be issued.

            As soon as practicable after the surrender of a certificate or certificates for shares of this Series to be converted and all instruments, amounts and notices above prescribed, the Company shall issue and deliver to the respective Conversion Agent a certificate or certificates for the number of whole shares of Common Stock (or other securities) issuable upon such conversion, together with a cash payment in lieu of any fraction of a share as provided in Subsection 6(d) and a new certificate or certificates for any unconverted shares of this Series formerly represented by one or more of the converting stockholder's surrendered certificates, to the person or persons entitled thereto. Shares of this Series surrendered for conversion shall be deemed to have been converted as of the close of business on the date of such surrender, accompanied by all instruments, amounts and notices above prescribed, and the person or persons entitled to receive the shares of Common Stock (or other securities) issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares from and after such time of surrender; provided, however, that any such surrender on any date when the stock transfer books of the Company are closed for any purpose shall not be effective to constitute the person or persons entitled to receive the shares of Common Stock or other securities upon such conversion as the record holder or holders of such shares on such date, but such surrender shall be effective to constitute the person or persons in whose name or names the certificates for such shares of Common Stock or other securities are to be issued as the record holder or holders thereof for all purposes immediately before the close of business on the next succeeding day on which such stock transfer books are open, and such conversion shall be at the Conversion Price in effect at such time on such succeeding day.

                  (c) No payment or adjustment shall be made by or on behalf of the Company on account of dividends accrued, declared or in arrears on shares of this Series surrendered for conversion or on shares of Common Stock or other securities issued upon such conversion, except all dividends on shares of this Series surrendered for conversion that are accrued and unpaid up to the Dividend Date immediately preceding the date of such conversion shall constitute a debt of the Company payable to the converting stockholder in accordance with the Certificate.

                  (d) No fractional share of Common Stock or other security shall be issued upon any conversion of shares of this Series, but in lieu of such issuance the Company shall purchase the fractional share for cash in an amount equal to the product obtained by multiplying such fractional share by the Closing Price (as hereinafter defined) of the Common Stock or such other security, as the case may be, on the date on which the respective shares of this Series are duly surrendered for conversion or, if no such Closing Price is then available, on the most recent Trading Day (as hereinafter defined) before such date of surrender for which such a Closing Price is available. If more than one certificate representing shares of this Series shall be surrendered for conversion at any one time by the same stockholder, the number of whole shares of Common Stock or other security that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of this Series represented by all certificates so surrendered.

      "Closing Price" as to any security on any day shall mean the closing sale price on the principal national securities exchange on which the security is listed for trading, or if not so listed, on the National Association of Securities Dealers National Market System; or if no such closing price is available, at the average of the closing bid and asked quotations of the security reported on the National Association of Securities Dealers Automated Quotation System; or, if neither such System provides prices or quotations for such security, the fair market value of such security as determined and set forth in a resolution adopted by the Board of Directors (whose determination shall be final and conclusive).

      "Trading Day" as to any security shall mean a date on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business; or if the security is not listed or admitted to trading on any national securities exchange, a date on which any New York Stock Exchange member firm is open for the transaction of business.

                  (e)   (i)   In case the Company shall at any time (A) make a
distribution or pay a dividend on the Common Stock in shares of the Common Stock, (B) subdivide the outstanding shares of Common Stock into a greater number of shares, or (C) combine the outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price in effect immediately before such action shall be adjusted so that the holder of outstanding shares of this Series thereafter converted may receive the number of shares of Common Stock that he would have owned immediately following such action if he had converted the shares of this Series immediately before the record date (or, if no record date, the effective date) for such action. The adjustment in the Conversion Price pursuant to this paragraph (i) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                        (ii) In case the Company shall at any time (A) make a distribution on the Common Stock in shares of its capital stock other than Common Stock, or (B) issue by reclassification of the Common Stock (other than pursuant to a change from no par value to par value, or from par value to no par value, or a change in par value, or as a result of a subdivision or combination of shares of Common Stock) any shares of its capital stock other than the Common Stock, the Company shall, upon the subsequent conversion of any share of this Series, issue to the holder of such share (in addition to the number of shares of Common Stock issuable upon such conversion) the number of shares of capital stock (other than Common Stock) that such holder would have received if he had converted the share of this Series immediately before the record date (or, if no record date, the effective date) for such action. The number of shares of such capital stock (other than Common Stock) so receivable shall be subject to adjustment on terms comparable to those applicable to Common Stock in paragraph (i) of Subsection 6(e).

                        (iii) In case the Company shall distribute to all holders of outstanding shares of the Common Stock on the record date mentioned below rights or warrants entitling them for a period expiring on or before 60 calendar days following said record date to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock at such record date, the Conversion Price shall be adjusted so that the same shall equal the amount determined by multiplying the Conversion Price in effect immediately before such distribution by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate exercise price of the shares of Common Stock covered by such rights or warrants would purchase at such Current Market Price (which latter number of shares shall be the quotient resulting from the division of
(A) an amount equal to the product obtained by multiplying the number of shares of Common Stock initially purchasable pursuant to such rights or warrants by the exercise price for such rights or warrants by (B) such Current Market Price) and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock initially purchasable pursuant to such rights or warrants. Such adjustment shall be made whenever such rights or warrants are distributed and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

                        (iv) In case the Company shall distribute to all holders of outstanding shares of the Common Stock on the record date mentioned below debt securities or assets (excluding cash dividends or cash distributions paid out of consolidated current and retained earnings of the Company as shown on its books) or rights or warrants (excluding rights or warrants subject to the provisions of paragraph (iii) of Subsection 6(e) above) to subscribe for or purchase shares of Common Stock, then in each such case the Conversion Price shall be determined by multiplying the Conversion Price in effect immediately before such distribution by a fraction, of which the numerator shall be the remainder obtained by subtracting (A) the fair market value on such record date of the assets, debt securities, rights or warrants applicable to one share of Common Stock as determined by the Board of Directors (whose determination of such fair market value shall be final and conclusive and shall be set forth in a resolution filed with each Conversion Agent) from (B) the Current Market Price per share of Common Stock on such record date, and of which the denominator shall be such Current Market Price. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (f) For the purpose of any computation under Subsection 6(e), the "Current Market Price" per share of Common Stock at any date shall be deemed to be the average of the daily Closing Prices of a share of Common Stock for the 30 consecutive Trading Days commencing before such date.

                  (g)  No adjustment of the Conversion Price pursuant to this
Section 6 need be made unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (h) No adjustment in the Conversion Price, or in securities issuable upon conversion of shares of this Series, shall be made for any sale of, or distribution of rights or warrants to purchase, Common Stock (or other securities issuable upon conversion of the shares of this Series) to the extent that such sale or distribution occurs in connection with a dividend or interest reinvestment plan providing for sales of Common Stock (or other securities issuable upon conversion of the shares of this Series) at a price equal to at least 95% of the fair market value (as defined in such plan) of such Common Stock (or such other securities). If shares of this Series become convertible solely into cash, no adjustment shall be made thereafter, and interest shall not accrue on the cash.

                  (i) Irrespective of any adjustments in the actual Conversion Price (or the number of shares of Common Stock or other securities into which any share of this Series is convertible), any share of this Series issued before, upon or after such adjustment may continue to express the Conversion Price and conversion rate stated in certificates representing the initially issued shares of this Series.

                  (j) In case any consolidation or merger of the Company into another corporation, or any merger of another corporation into the Company (excluding such a merger in which the Company is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange or cancellation of the outstanding shares of Common Stock), or any sale of all or substantially all of the Company's assets to another corporation or person shall be effected, then, as a condition of such consolidation, merger or sale (a "Transaction"), lawful and adequate provision shall be made whereby the right of each holder of outstanding shares of this Series to convert such shares shall become the right from and after the Transaction to receive, upon surrender and conversion of such shares of this Series and upon the basis, terms and conditions specified herein and in lieu of the shares of the Common Stock and other securities that would have been issuable upon conversion of such shares of this Series immediately before the Transaction, such shares of stock, securities or assets as such holder would have owned immediately after the Transaction if he had converted his shares of this Series immediately before the effective date of the Transaction. The Company shall not effect any Transaction unless prior to or simultaneously with the consummation thereof the successor corporation or person (if other than the Company) resulting from the Transaction or purchasing assets in the Transaction shall assume by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as in accordance with the foregoing provisions, such holder may be entitled to receive upon surrender and conversion of his outstanding shares of this Series.

                  (k) The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 calendar days and if the reduction is irrevocable during such period; provided, however, that the Conversion Price shall not be reduced to an amount less than the par value, if any, of a share of Common Stock. Whenever the Conversion Price is reduced, the Company shall give notice of the reduction at least 10 calendar days before the date the reduced Conversion Price takes effect, which notice shall be given in the manner set forth in Subsection 6(m) and shall state the reduced Conversion Price and the period it will be in effect. A reduction in the Conversion Price pursuant to this Subsection shall not change or adjust the Conversion Price otherwise in effect for purposes of this Section 6.

                  (l) Whenever the Conversion Price, or the securities issuable upon conversion, shall be adjusted as hereinabove provided, the Company shall forthwith file, with each Conversion Agent, a statement that shall be signed by the Chairman of the Board, the President, any Vice President or the Treasurer of the Company and that shall reflect in detail the facts requiring such adjustment and the actual Conversion Price, or the securities issuable upon conversion, to be in effect after such adjustment.

                  (m) In case the Company at any time shall (i) take any action that would require an adjustment in the Conversion Price, or the securities issuable upon conversion, pursuant to paragraph (i), (ii), (iii) or
(iv) of Subsection 6(e), (ii) become a party to any Transaction specified in Subsection 6(j), or (iii) liquidate, dissolve or wind up its affairs, whether voluntarily or involuntarily, then the company shall cause to be filed with each Conversion Agent, and shall cause to be mailed, first-class postage prepaid, to each record holder of outstanding shares of this Series at his address appearing in the stock records of the Company, a notice describing such action to be taken and stating the record date, if any, for the respective action and the date on which the respective action is expected to become effective. Such notice shall be given at least 10 calendar days before (i) the record date of any action subject to the provisions of clause (A) of paragraph (i) of Subsection 6(e) or clause (A) of paragraph (ii) of Subsection 6(e) or to the provisions of paragraph (iii) or
(iv) of Subsection 6(e) or (ii) the expected effective date of any other action requiring notice pursuant to this Subsection 6(m). Neither the failure of the Company to cause such notice to be given, nor any defect therein, shall affect the legality or validity of the action for which such notice is required.

                  (n) The Company shall at all times reserve and keep available, free from preemptive rights, out of its treasury stock or authorized but unissued Common Stock, or both, solely for the purpose of effecting the conversion of shares of this Series hereunder, such number of whole shares of Common Stock as shall then be sufficient to effect the conversion of all outstanding shares of this Series.

                  (o) The Company shall pay any and all transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock or other securities on conversion of shares of this Series pursuant hereto; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of shares in a name other than that of the holder of the shares of this Series to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not due.

            7.    EXCHANGE PROVISIONS.

                  (a) The outstanding shares of this Series are exchangeable in whole, but not in part, at the option of the Company, exercisable by resolution adopted by the Board of Directors, on any Dividend Date beginning December 1, 1988, for 7% Convertible Subordinated Debentures due 2011 of the Company (the "Debentures"). Holders of outstanding shares of this Series shall be entitled to receive $25.00 principal amount of the Debentures in exchange for each outstanding share of this Series held of record by them at the time of exchange except that any holder of fewer than 20 shares of this Series shall receive a cash payment of $25.00 per share for each share held; accrued and unpaid dividends on all shares to be exchanged will be paid as provided in Section 2 in cash in either case. If the Company elects to exchange the Debentures for the shares of this Series, it shall mail written notice of its intention to exchange to each holder of record of the shares of this Series not less than 30 nor more than 60 calendar days before the date fixed by the Board of Directors for the exchange (the "Exchange Date").
Before giving such notice of exchange, the Company shall execute and deliver with a bank or trust company selected by the Company an Indenture (the "Indenture") substantially in the form filed as an Exhibit to the Registration Statement (File No. 33-9455), as amended on the effective date thereof, relating to the Debentures and filed with the Securities and Exchange Commission, with such changes in the Indenture or the Debentures as the Company or the Indenture trustee shall deem necessary or appropriate. The Company shall cause the Debentures to be authenticated on the Exchange Date; at the close of business on the Exchange Date, the rights of the holders of shares of this Series as stockholders of the Company shall immediately cease and terminate (except the right to receive on the Exchange Date an amount equal to accrued and unpaid dividends on such shares to, but excluding, the Exchange Date), and the persons entitled to receive the Debentures issuable upon exchange shall be treated for all purposes as the registered holders of such Debentures pursuant to the Indenture. The Debentures shall be delivered, and payment for accrued and unpaid dividends on shares of this Series shall be made, to the persons entitled thereto upon surrender to the Company or its agent appointed for that purpose of certificates for the shares of this Series being exchanged therefor.

                  (b) The Company shall not give notice of its intention to exchange pursuant to this Section 7 unless:

                        (i) it shall have filed at the office or agency of the Company maintained in the City of New York, Borough of Manhattan, for the conversion of shares of this Series an opinion of counsel (who may be an employee of the Company) that the Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act of 1989 and will, upon execution and delivery thereof, constitute a valid and binding agreement of the Company which is enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect, to equitable principles and to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters); that the Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the shares of this Series, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture (subject as aforesaid); and that the Debentures have been registered under the Securities Act of 1933 or that the exchange of the Debentures for the shares of this Series is exempt from registration under the Securities Act of 1933; and

                        (ii) all accrued and unpaid dividends on the outstanding shares of this Series for all past Dividend Periods ending on the last

Dividend Date immediately preceding the Exchange Date have been declared and paid or set aside for payment.

            8. COMMON STOCK DEFINED. The term "Common Stock" shall mean the Common Stock, par value $1.00 per share, of the Company as the same exists on the date of this Certificate of Designation and any other class of the Company's capital stock into which such Common Stock may hereafter have been changed.

            9. MISCELLANEOUS. Holders of shares of this Series or of the Common Stock issued upon conversion thereof shall not have any preemptive rights. Of the consideration to be received for the issuance of shares of this Series, the Board of Directors hereby determines that an amount equal to the stated value of $25.00 per share shall constitute capital of the Company, and no part of such consideration shall constitute additional paid-in capital of the Company. MBank Dallas, National Association is hereby appointed Transfer Agent, Registrar, Conversion Agent and Dividend Disbursing Agent for this Series. Subject to the provisions of Subsection 3(b), the Board of Directors reserves the right by subsequent amendment of this Certificate of Designation from time to time to increase or decrease the number of shares constituting this Series (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designation within the limitations provided hereby and by law and the Certificate.

      E. $4.50 REDEEMABLE PREFERRED STOCK, SERIES 1987-B. The Board of Directors of I.C.H. Corporation (the "Company") and a duly authorized committee thereof, at a meeting duly held on September 23, 1987 and by unanimous consent dated as of January 14, 1988, duly adopted the following resolutions (with recitals therein accurate at and as of such date) designating a new series of Series Preferred Stock of the Company:

      WHEREAS, the Company's Certificate of Incorporation, as amended (the "Certificate"), now authorizes the issuance of 99,900,000 shares of Common Stock (herein so called), with a par value of $1.00 per share, 100,000 shares of Class B Common Stock (herein so called), with a par value of $1.00 per share, and 50,000,000 shares of Series Preferred Stock (herein so called), without par value and issuable from time to time in one or more series as determined by the Board of Directors; and

      WHEREAS, Article Four of the Certificate now expressly vests in the Board of Directors the authority to fix by resolution or resolutions providing for the issuance of the Series Preferred Stock the stated or capital value, dividend rate, voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon of the shares of Series Preferred Stock that are not fixed by the Certificate; and

      WHEREAS, the Board of Directors has designated and issued, by resolution originally adopted on October 8, 1984, 541,563 shares of Series 1984-A Preferred Stock (herein so called), with a stated value of $41.07 per share; and

      WHEREAS, the Board of Directors has designated, by resolution originally adopted on October 7, 1986, 9,200,000 shares of $1.75 Convertible Exchangeable Preferred Stock, Series 1986-A ("Series 1986-A Preferred Stock"), with a stated value of $25.00 per share, and has issued 8,000,000 shares of Series 1986-A Preferred Stock; and

      WHEREAS, the Board of Directors decreased, by resolution originally adopted on March 17, 1987, the number of authorized shares of Series 1986-A Preferred Stock from 9,200,000 to 8,000,000; and

      WHEREAS, the Board of Directors has designated, by resolution originally adopted on September 23, 1987, 2,000,000 shares of $5.50 Redeemable Preferred Stock, Series 1987-A ("Series 1987-A Preferred Stock"), with a stated value of $50.00 per share, and has issued 1,000,000 shares of Series 1987-A Preferred Stock; and

      WHEREAS, the Board of Directors has designated and issued, by resolution originally adopted on December 28, 1987, 1,000,000 shares of $8.00 Redeemable Preferred Stock, Series 1987-C ("Series 1987-C Preferred Stock"), with a stated value of $50.00 per share; and

      WHEREAS, the Company desires to designate and establish a new series of Series Preferred Stock.

      NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate, the Company's issuance of 140,000 shares of a new series of the Series Preferred Stock, which shall rank junior to the Series 1986-A Preferred Stock, and on a parity with the Series 1984-A Preferred Stock, the Series 1987-A Preferred Stock and the Series 1987-C Preferred Stock, in each case as to dividends and the distribution of assets upon liquidation, dissolution, or winding up of the Company, is hereby authorized, and that the winding up of the Company, is hereby authorized, and that the powers, designations, preferences, and relative, participating, optional and other special rights, as well as the qualifications, limitations and restrictions, of such shares (in addition to the powers, designations, preferences and rights set forth in, and the qualifications, limitations and restrictions imposed by, the Certificate with respect to the Series Preferred Stock) hereby are fixed and determined by the Board of Directors, as follows:

            1.    DESIGNATION, NUMBER AND STATED VALUE.  The series of
Series Preferred Stock authorized and established hereby is designated as the $4.50 Redeemable Preferred Stock, Series 1987-B (hereinafter called "this Series"). The number of shares of this Series shall be 140,000. The stated value of each share of this Series shall be $50.00, and each share of this Series shall be validly issued and fully paid upon receipt by the Company of legal consideration in an amount at least equal to such stated value and shall not thereafter be assessable.

            2. DIVIDENDS. The holders of outstanding shares of this Series shall be entitled to receive, when and as declared by the Board of Directors out of the assets of the Company legally available for payment, annual cash dividends at the rate of $4.50 per share, and no more, payable in equal quarterly installments on the 1st calendar day of January, April, July, and October in each year (unless such day is a nonbusiness day, in which event on the next business day thereafter), commencing April 1, 1988 [each such payment date being hereinafter called a "Dividend Date" and each regular quarterly or shorter (if, in the case of the first such period, the Issue Date, as hereinafter defined, is subsequent to January 1, 1988) period ending with a Dividend Date being hereinafter called a "Dividend Period"; the term "Dividend Period," when used with respect to any Parity Dividend Stock, as hereinafter defined, also shall mean each dividend accrual period ending on a regular date for the payment of cumulative dividends on such Parity Dividend Stock]. Such dividends shall be cumulative and shall accrue from January 1, 1988 or, if subsequent to January 1, 1988, the first date of issuance of any shares of this Series (the "Issue Date"), whether or not in any Dividend Period the Company has assets legally available for payment thereof.
Dividends payable on shares of this Series (i) as of April 1, 1988, (ii) on any Redemption Date (as defined in Section 5 below) not occurring on a regular Dividend Date or (iii) on any final distribution date relating to a dissolution, liquidation or winding up of the Company and not occurring on a regular Dividend Date shall be calculated on the basis of the actual number of days elapsed (including the Redemption Date or final distribution date) over a 365-day period. Declared dividends on outstanding shares of this Series shall be payable to record holders thereof as they appear on the stock register of the Company at the close of business on the 15th day of the month preceding the respective Dividend Date or on such other record date as may be fixed by the Board of Directors in advance of a Dividend Date, provided that no such record date shall be less than 10 nor more than 60 calendar days preceding such Dividend Date.

      No dividends shall be declared and paid or set apart for payment, on the shares of this Series in respect of any Dividend Period unless dividends have been or are contemporaneously declared and paid or set apart for payment on all shares of the Series 1986-A Preferred Stock and any other class or series of stock of the Company ranking prior, as to dividends, to this Series for all dividend periods coinciding with or ending before such Dividend Period.

      If at any time full cumulative dividends payable for all past Dividend Periods have not been or are not contemporaneously declared and paid or set apart for payment on outstanding shares of this Series and any other stock ranking on a parity as to dividend rights with this Series (the "Parity Dividend Stock"), all dividends declared and paid or set apart for payment on outstanding shares of this Series and the Parity Dividend Stock shall be declared and paid or set apart for payment pro rata so that the amount of such dividends per share of this Series and the Parity Dividend Stock shall in all cases bear to each other the same proportions that the respective accrued and unpaid dividends per share on this Series and the cumulative dividends payable on outstanding shares of this Series and Parity Dividend Stock bear to each other. Unless full cumulative dividends payable on outstanding shares of this Series and Parity Dividend Stock for all past Dividend Periods have been or contemporaneously are declared and paid or set apart for payment, (a) no dividends shall be declared and paid or set apart for payment on the Common Stock, Class B Common Stock, or any other class or series of stock of the Company ranking junior to this Series as to dividend rights (collectively, the "Junior Dividend Stock") except for dividends payable in shares of Junior Dividend Stock, and (b) no shares of Parity Dividend Stock or Junior Dividend Stock shall be redeemed, purchased or otherwise acquired by the Company for value except as a result of conversion into or exchange for, or with the proceeds from the sale of, other shares of Parity Dividend Stock or Junior Dividend Stock; provided, however, the Company shall have the right to redeem, purchase or otherwise acquire under any circumstances shares of any class or series of its stock (including the Series Preferred Stock) other than the Parity Dividend Stock or Junior Dividend Stock.

            3. VOTING. The shares of this Series shall not have any voting powers or rights whatsoever, except for such voting powers as are required by law or as are granted by this Section 3, as follows:

                  (a) At any time or times that dividends payable on outstanding shares of this Series or any Parity Dividend Stock shall have been in arrears and remain unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six Dividend Periods (a "Dividend Default"), then the holders of record of outstanding shares of this Series and the Parity Dividend Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect two Preferred Directors (as defined in the Certificate) who shall be in addition to the directors constituting the Board of Directors immediately before such election. The vote (at an annual meeting of the Company's stockholders) of the record holders of a majority of the outstanding shares of this Series and the Parity Dividend Stock, voting together as a single class without regard to series, then present and voting (in person or by proxy), or the execution of a written consent by the record holders of a majority of the outstanding shares of this Series and the Parity Dividend Stock then entitled to vote, shall be sufficient to nominate or elect any such Preferred Directors. The holders of a majority of the issued and outstanding shares of the voting class, present in person or represented by proxy, shall constitute a quorum at any meeting for the election of Preferred Directors. The voting rights provided by this Subsection 3(a) shall continue until such time as all accrued and unpaid dividends for all past Dividend Periods on outstanding shares of this Series and the Parity Dividend Stock shall have been declared and paid or set aside for payment in full, at which time such voting rights shall terminate subject to revesting in the event any subsequent Dividend Default shall occur and be continuing. Such Preferred Directors shall be Independent Directors (as defined in the Certificate) and shall serve as such until the earlier occurrence of the election of their respective successors or the termination of the voting rights of holders of shares of this Series and the Parity Dividend Stock as provided in the preceding sentence. So long as a Dividend Default shall continue, any vacancy in the office of such a Preferred Director may be filled by the remaining Preferred Director; provided, however, that any Preferred Director may be removed (with or without cause), and any vacancy resulting from such removal shall be filled, by vote (at an annual meeting of the Company's stockholders) of the record holders of a majority of the outstanding shares of this Series and the Parity Dividend Stock, voting together as a single class without regard to series, then present and voting (in person or by proxy), or the execution of a written consent by the record holders of a majority of the outstanding shares of this Series and the Parity Dividend Stock then entitled to vote.

                  (b) So long as any shares of this Series are outstanding, the Company shall not, directly or through merger or consolidation with any other corporation:

                        (i) without the consent of the holders of at least 66-2/3% of all shares at the time outstanding of this Series and any other series of Series Preferred Stock ranking on a parity with this Series as to dividend and liquidation rights (the "Parity Preferred Stock"), voting together as a single class without regard to series, given in person or by proxy, either in writing or by a vote at an annual meeting of the Company's stockholders or at a special meeting called for the purpose, authorize, create or designate any shares of any class or series of preferred stock of the Company ranking senior to the shares of this Series as to dividend or liquidation rights; or

                        (ii) without the consent of the holders of at least 66-2/3% of all shares at the time outstanding of this Series, given in person or by proxy, either in writing or by a vote at an annual meeting of the Company's stockholders or a special meeting called for the purpose, amend, alter or repeal any of the preferences, rights, powers or privileges given to shares of this Series by the provisions of the Certificate, by this Certificate of Designation, or otherwise, so as to affect materially and adversely such preferences, rights, powers or privileges; provided, however, that any increase in the authorized Series Preferred Stock or the creation and issuance of any class or series of stock of the Company ranking on a parity with or junior to this Series shall not be deemed to materially and adversely affect such preferences, rights, powers or privileges.

                  (c) Unless all accrued and unpaid dividends for all past Dividend Periods on outstanding shares of this Series have been declared and paid or set aside for payment in full, the Company shall not redeem or purchase less than all outstanding shares of this Series (except through an offer made on the same terms to all holders of outstanding shares of this Series) without the consent of the holders of at least a majority of all shares at the time outstanding of this Series, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose.

                  (d) In each case in which the vote or consent of holders of shares of this Series is required by law or is granted by this Section 3, such holders shall be entitled to one vote for each outstanding share of this Series respectively owned of record by them. With respect to any matter (other than a matter provided for above in this Section 3) on which the Series Preferred Stock is entitled to vote by law, the Series Preferred Stock will vote as a single class with the Common Stock unless otherwise required by law.

            4. LIQUIDATION. Upon the dissolution, liquidation, or winding up of the Company, whether voluntary of involuntary, the holders of outstanding shares of this Series shall be entitled to receive out of the assets of the Company available for distribution to stockholders, before any payment or distribution of assets shall be made to holders of the Common Stock, Class B Common Stock, or any other class or series of stock of the Company ranking junior to this Series as to liquidation rights and after any such payment or distribution to holders of the shares of the Series 1986-A Preferred Stock and any other class or series of stock of the Company ranking prior upon liquidation, dissolution, or winding up, cash liquidating distributions in an amount of the stated value of $50.00 per share, plus a sum equal to all dividends on such shares of this Series accrued and unpaid thereon to the date of final distribution. Neither the consolidation nor merger of the Company into or with another corporation or corporations, nor the merger or consolidation of another corporation or corporations with or into the Company, nor a reorganization of the Company, nor the purchase or redemption of all or part of the outstanding shares of any class or series of capital stock of the Company, nor a sale or transfer of the property and business of the Company as, or substantially as, an entity, shall be deemed a liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, within the meaning of this Section 4. After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section 4, the holders of shares of this Series as such shall have no right or claim to, and shall not be entitled to participate further in any distribution of, the remaining assets of the Company. In the event the assets of the Company available for distribution to stockholders upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all preferential amounts to which holders of shares of this Series and each series of Preferred Stock ranking, as to liquidation rights, on a parity with this Series are entitled, the holders of all such shares shall participate ratably in any distribution of assets of the Company in proportion to the respective full preferential amounts to which holders of all such shares would be entitled to receive upon such dissolution, liquidation, or winding up if all such amounts were then available for distribution.

            5.    REDEMPTION.

                  (a) The shares of this Series are redeemable, at any time as a whole or from time to time in part, at the option of the Company exercisable by resolution of the Board of Directors, at a Redemption Price (herein so called), payable in cash, equal to its stated value of $50.00 per share plus accrued and unpaid dividends to the date fixed for redemption by the Board of Directors (the "Redemption Date").

                  (b) If the Company shall elect to redeem shares of this Series, notice of redemption of shares of this Series (the "Redemption Notice") shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 calendar days before the Redemption Date, to each holder of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Company. Each Redemption Notice shall state the Redemption Date; the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder and (if deemed appropriate by the Company) the number(s) of the certificate(s) representing such shares; the Redemption Price per share; and the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price. Neither the failure by the Company to cause proper Redemption Notice to be given, nor any defect in the Redemption Notice, shall affect the legality or validity of proceedings for such redemption.

                  (c) Upon surrender in accordance with the Redemption Notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require), such shares shall be redeemed by the Company at the Redemption Price specified in the Redemption Notice; provided, however, that if on or before the Redemption Date all funds necessary for the redemption shall have been irrevocably set aside by the Company in trust for the account of the holders of the shares of this Series called for redemption, then from and after the mailing of the Redemption Notice and the setting aside of such funds, notwithstanding that any certificate for any such shares has not been surrendered, all shares of this Series called for redemption shall be deemed to have been redeemed and shall cease to be outstanding, and all rights of the holders thereof as stockholders of the Company, except the right to receive the respective Redemption Price (including accrued and unpaid dividends to the Redemption Date, but without interest) upon surrender of their stock certificates.

            6. CONVERSION. Shares of this Series are not convertible into any other shares of capital stock of the Company.

            7. MISCELLANEOUS. Holders of shares of this Series shall not have any preemptive rights. Of the consideration to be received for the issuance of shares of this Series, the Board of Directors hereby determines that an amount equal to the stated value of $50.00 per share shall constitute capital of the Company, and no part of such consideration shall constitute additional paid-in capital of the Company. The Transfer Agent, Registrar, and Disbursing Agent for this Series shall be appointed from time to time by resolution of the Board of Directors; provided, however, that in the absence of any such appointment or a vacancy in any such agency, the Company shall serve in each such nonappointed or vacant capacity. The Board of Directors reserves the right by subsequent amendment of this Certificate of Designation from time to time to increase or decrease the number of shares constituting this Series (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designation within the limitations provided hereby and by law and the Certificate.

ARTICLE FIVE.  The Corporation is to have perpetual existence.

ARTICLE SIX. In furtherance and not in limitation of the powers conferred by statute, the By-Laws of the Corporation may be made, altered, amended or repealed by the stockholders or by the Board of Directors.

ARTICLE SEVEN. Meetings of the stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.
Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

ARTICLE EIGHT. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE NINE. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or hereafter may be amended, no director of this corporation shall be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name and on its behalf by its duly authorized officer and its corporate seal to be affixed hereto and attested as of the 17th day of March, 1994.

                                    I.C.H. CORPORATION


                                    By:  /S/  ROBERT L. BEISENHERZ
                                       ----------------------------------------
                                          Robert L. Beisenherz
                                          Chairman of the Board, President
                                          and Chief Executive Officer
ATTEST:


By:  /S/  DAVID A. LEONARD
   -----------------------------
        David A. Leonard
        Assistant Secretary